UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2012

Tompkins Financial Corporation
(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	1-12709 (Commission File Number)	16-1482357 (IRS Employer Identification No.)

The Commons, PO Box 460, Ithaca, New York	14851
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (607) 273-3210

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2012, Tompkins Financial Corporation (the “Company”) announced that Frank Fetsko, 47, currently Executive Vice President and Chief Financial Officer of the Company, has been promoted to Executive Vice President and Chief Operations Officer, a new role leading several shared services functions.  He will continue as Chief Financial Officer of the Company.  Mr. Fetsko has served as an executive of the Company since 1996, and he has served as Chief Financial Officer of the Company since 2003.  There are no family relationships between Mr. Fetsko and any director or other executive officer of the Company, nor is Mr. Fetsko party to any transactions requiring disclosure under Item 404(a) of Regulation S-K (Transactions with Related Persons, Promoters, and Certain control Persons).  A press release related to this announcement is attached as Exhibit 99.1.

Item 8.01 Other Events

On April 3, 2012, the Company closed the public offering of 1,006,250 shares of its common stock (the “Offering”) at a price of $40.00 per share, less underwriting discounts and commissions. The Offering included the sale of 131,250 shares pursuant to the underwriters’ full exercise of their over-allotment option.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.          Description of Exhibit

99.1                      Press Release of Tompkins Financial Corporation dated April 3, 2012, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

	By:	/s/ STEPHEN S. ROMAINE
Date: April 4, 2012	Name:	Stephen S. Romaine
	Title:	President and CEO

EXHIBIT INDEX

Exhibit No.          Description of Exhibit

99.1                      Press Release of Tompkins Financial Corporation dated April 3, 2012, furnished herewith.